Exhibit 10.4

SOLICITATION AGENT

AND

DEALER MANAGER AGREEMENT

February 7, 2011

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attention: Mark Fischer

Ladies and Gentlemen:

This Solicitation Agent and Dealer Manager Agreement (this “Agreement”) will confirm the understanding between Chaparral Energy, Inc., a Delaware corporation (the “Company”), and Wells Fargo Securities, LLC (“Wells Fargo”) pursuant to which the Company has retained Wells Fargo to act as the exclusive (a) solicitation agent (the “Solicitation Agent”), on the terms and subject to the conditions set forth herein, in connection with the proposed solicitation of consents (the “Solicitation”) from holders of the Company’s outstanding 8.5% Senior Notes due 2015 (the “Notes”) to certain proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of December 1, 2005, as supplemented by the First Supplemental Indenture, dated as of August 24, 2006, the Second Supplemental Indenture, dated as of October 31, 2006, and the Third Supplemental Indenture, dated as of July 30, 2007 (collectively, the “Indenture”), between the Company, the guarantors named therein (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Notes and (b) dealer manager (the “Dealer Manager”) in connection with the proposed tender offer to purchase for cash any and all of the Notes (the “Tender Offer”), on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Solicitation Statement and the Letter of Transmittal and Consent, in each case, dated February 7, 2011 and relating to the Offer (collectively, (i) including any exhibits or annexes thereto and (ii) as the same may be amended or supplemented from time to time, the “Offer Documents”). The Solicitation and the Tender Offer are collectively referred to herein as the “Offer”. The holders of the Notes are hereinafter referred to as the “Holders”.

Section 1. Engagement. Subject to the terms and conditions set forth herein:

(a) The Company hereby retains the Solicitation Agent and Dealer Manager and, on the basis of the representations and warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Solicitation Agent and Dealer Manager agrees to act, as the exclusive solicitation agent and dealer manager to the Company in connection with the Offer until the date on which the Offer expires or is earlier terminated in accordance with its terms.

(b) The Solicitation Agent and Dealer Manager agrees, in accordance with its customary practice, consistent with industry practice and in accordance with the Offer, to perform those services in connection with the Offer as are customarily performed by solicitation agents and dealer managers in connection with similar transactions of a like nature including, without limitation, using all commercially reasonable efforts to solicit tenders of the Notes and delivery of consents pursuant to the Offer, communicating generally regarding the Offer with securities brokers, dealers, banks, trust companies and nominees and other Holders, and participating in meetings with, furnishing information to, and assisting the Company in negotiating with Holders.

(c) The Solicitation Agent and Dealer Manager agrees that it will not (i) furnish written information other than the Offer Documents, and written summaries thereof authorized by the Company, to the Holders in connection with the Offer and (ii) make any statements in connection with the Offer other than the statements that are set forth in, or derived from, the Offer Documents without the prior consent of the Company (which consent shall not be unreasonably withheld). The Company authorizes the Solicitation Agent and Dealer Manager, in accordance with its customary practice and consistent with industry practice, to communicate verbally, and with written summaries authorized by the Company, regarding the Offer with the Holders and their authorized agents in connection with the Offer.

(d) The Company acknowledges that the Solicitation Agent and Dealer Manager has been retained to provide the services set forth in this Agreement. In rendering such services, the Solicitation Agent and Dealer Manager shall act as an independent contractor, and not in any fiduciary capacity, and any obligations of the Solicitation Agent and Dealer Manager arising out of its engagement hereunder shall be owed solely to the Company. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Solicitation Agent and Dealer Manager or any of its affiliates, the Company acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Solicitation Agent and Dealer Manager, on the other hand; (ii) the relationship between the Company, on the one hand, and the Solicitation Agent and Dealer Manager, on the other hand, is entirely and solely commercial, based on arm’s-length negotiations; and (iii) any obligations that the Solicitation Agent and Dealer Manager may have to the Company shall be limited to those specifically stated herein.

(e) The Company also acknowledges that, except as provided in Section 1(a) hereof, (i) Wells Fargo shall not be deemed to act as an agent of the Company or any of its affiliates, and neither the Company nor any of its affiliates shall be deemed to act as the agent of Wells Fargo and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of Wells Fargo or as the agent of the Company or any of its affiliates, and Wells Fargo shall not be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. Wells Fargo shall not have any liability in tort, contract or otherwise to the Company or to any of its affiliates for any act or omission on the part of any securities broker, dealer, bank, trust company or nominee or any other person except to the extent that such liability arises out of gross negligence or the willful misconduct of Wells Fargo.

(f) The Company acknowledges that Wells Fargo and its affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of Wells Fargo’s business, Wells Fargo or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company or its affiliates.

(g) The Company shall arrange for D. F. King & Company to allow for the book entry transfer of tendered notes and to act as the depositary in connection with the Offer (the “Depositary”) and, as such, to advise the Solicitation Agent and Dealer Manager at least daily as to (i) the amount of Notes validly tendered on such day, (ii) the amount of Notes defectively tendered on such day, (iii) the amount of Notes validly tendered represented by certificates physically held by the Depositary on such day, (iv) the cumulative total of Notes in clauses (i) through (iii) above and (v) any other information the Solicitation Agent and Dealer Manager may reasonably request. In addition, the Company hereby authorizes the Solicitation Agent and Dealer Manager to communicate with the Depositary with respect to matters relating to the Offer.

(h) The Company shall arrange for D. F. King & Company to act as information agent in connection with the Offer (the “Information Agent”) and, as such, to perform services in connection with the Offer that are customary for an information agent and to advise the Solicitation Agent and Dealer Manager as to such matters relating to the Offer as the Solicitation Agent and Dealer Manager may reasonably request. In addition, the Company hereby authorizes the Solicitation Agent and Dealer Manager to communicate with the Information Agent with respect to matters relating to the Offer.

(i) The Company shall furnish the Solicitation Agent and Dealer Manager, or cause the Trustee, the Depositary and/or the Information Agent, as applicable, to furnish the Solicitation Agent and Dealer Manager, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of the Notes as of the date or dates specified by the Solicitation Agent and Dealer Manager and, to the extent reasonably available to the Company, the beneficial Holders of the Notes as of such date or dates, together with their addresses and the principal amount of the Notes held by them. The Company shall update such information from time to time during the term of this Agreement as reasonably requested by the Solicitation Agent and Dealer Manager and, to the extent such information is reasonably available to the Company, within the time constraints specified. The Solicitation Agent and Dealer Manager agrees to use such information only in connection with the Offer and not to furnish such information to any persons except in connection with the Offer. In addition, the Company shall furnish the Solicitation Agent and Dealer Manager with such additional information concerning the Company and the Offer as the Solicitation Agent and Dealer Manager reasonably believes to be appropriate to its assignment under this Agreement (all such information as so furnished, including without limitation the Offer Documents, being referred to herein as the “Information”). The Company recognizes and confirms that the Solicitation Agent and Dealer Manager (i) will use and rely primarily on the Information and on other information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information or the Offer Materials and (iii) will not make an appraisal of any assets or liabilities of the Company or any of its affiliates. The Company will promptly advise the Solicitation Agent and Dealer Manager in writing if any Information previously provided becomes inaccurate in any material respect or is required to be updated.

(j) The Offer Documents have been, or will be, prepared and approved by the Company and are the Company’s sole responsibility with respect to their accuracy and completeness. The Company agrees to advise the Solicitation Agent and Dealer Manager promptly of the occurrence of any event which, in the judgment of the Company or its counsel, could cause or require the Company to withdraw, rescind or modify the Offer Documents. In addition, if any event occurs as a result of which it shall be necessary to amend or supplement any Offer Documents in order to correct any untrue statement of a material fact contained therein or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall, promptly upon becoming aware of any such event, advise the Solicitation Agent and Dealer Manager of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Offer Documents to the Solicitation Agent and Dealer Manager, so that the statements in such, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Other than the Offer Documents, no solicitation material will be used in connection with the Offer or filed with any federal, state, local or foreign governmental or regulatory agency or authority, including the Securities and Exchange Commission (the “Commission”), by or on behalf of the Company without the Solicitation Agent and Dealer Manager’s prior approval (which approval will not be unreasonably withheld).

(l) In the event that the Company is required, or considers it advisable, to amend or supplement the Offer Documents or make any additional filings, including to amend prior filings, with any governmental or regulatory agency or authority (including the Commission), then it shall not make such amendment or supplement or filing without the Solicitation Agent and Dealer Manager’s prior approval (which approval will not be unreasonably withheld).

(m) The Company will comply in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Trust Indenture Act of 1939, as, amended, and the rules and regulations of the Commission thereunder (the “TIA”), in each case, relating to the Offer to the extent applicable.

(n) The Company agrees that any reference to Wells Fargo in any release, communication, or other material is subject to Wells Fargo’s prior written approval (which approval will not be unreasonably withheld). If Wells Fargo resigns prior to the dissemination of any such release, communication or material, no reference shall be made therein to Wells Fargo despite any prior written approval that may have been given therefor, except as otherwise required by law (in which case the appropriate party shall so advise Wells Fargo in writing prior to such use and shall consult with Wells Fargo with respect to the form and timing of disclosure). Wells Fargo hereby approves the references to it in the Offer Materials as in existence on the date hereof.

(o) No statements made or advice rendered by the Solicitation Agent and Dealer Manager in connection with the services performed by the Solicitation Agent and Dealer Manager pursuant to this Agreement will be quoted by, nor will any such statements or advice be referred to, in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by the Company or any person or entity controlling, controlled by or under common control with the Company or any director, officer, member, manager, employee, agent or representative of any such person, without the prior written authorization of the Solicitation Agent and Dealer Manager, which may be given or withheld in its sole discretion, except to the extent required by law (in which case the appropriate party shall so advise the Solicitation Agent and Dealer Manager in writing prior to such use and shall consult with the Solicitation Agent and Dealer Manager with respect to the form and timing of disclosure).

(p) The Company will promptly furnish the Solicitation Agent and Dealer Manager with as many copies of the Offer Documents as the Solicitation Agent and Dealer Manager reasonably requests.

(q) The Company will promptly inform the Solicitation Agent and Dealer Manager of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated or threatened with respect to the Offer.

(r) The Company agrees to pay promptly, in accordance with the terms of the Offer Documents, the applicable purchase price and consent payment for the Notes to the Holders entitled thereto. The Company agrees not to purchase any Notes during the term of this Agreement except pursuant to and in accordance with the Offer or as otherwise agreed in writing by the parties hereto and as permitted under applicable laws and regulations.

Section 2. Compensation and Expenses.

(a) In the event that the Company accepts any of the Notes for purchase pursuant to the Tender Offer and/or pays any consent fee pursuant to the Solicitation, the Company agrees to pay to Wells Fargo in its capacity as Solicitation Agent in connection with the Solicitation and/or Dealer Manager in connection with the Tender Offer a success fee (a “Success Fee”) in the amount of $1.25 per $1,000 principal amount of the Notes accepted for payment by the Company payable in cash in U.S. dollars on the Final Payment Date (as such term is defined in the Offer Documents).

(b) In addition to the fees required to be paid to Wells Fargo pursuant to subsection (a) above, the Company agrees to reimburse Wells Fargo in its capacity as Solicitation Agent and Dealer Manager promptly upon request for all reasonable out-of-pocket expenses (including, without limitation, the fees and disbursements of its legal counsel) incurred by it in connection with its activities hereunder. For the avoidance of doubt, it is also understood that, whether or not the Solicitation and/or the Tender Offer are commenced and/or successful, and whether or not any consents from Holders are delivered or any of the Notes are tendered pursuant to the Solicitation and/or the Tender Offer, the Company shall be obligated to pay all other expenses incurred in connection with the preparation, printing, mailing and publishing of the Offer Documents, and all amounts payable to securities dealers (including to the Solicitation Agent and

Dealer Manager if it is acting in the capacity of a securities dealer), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Offer Documents to their customers, and of any forwarding agent, and all other expenses of the Company in connection with the Solicitation and/or Tender Offer.

Section 3. Termination. Subject to Sections 2 and 8 hereof, this Agreement may be terminated by the Company or by Wells Fargo upon 10 days’ prior written notice to the other party, provided, however, that Wells Fargo will be entitled to the reimbursement of its expenses as set forth in Section 2(b) above in the event of any such termination only if the Company terminates this Agreement for any reason.

Section 4. Representations and Warranties by the Company. The Company represents and warrants to the Solicitation Agent and Dealer Manager, as of the date hereof, as of each date that any Offer Document is published, sent, given or otherwise distributed, throughout the continuance of the Offer, and as of each Payment Date:

(a) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation; and the Company’s subsidiaries have been duly incorporated or otherwise formed and are validly existing as a corporation, partnership, limited liability company or other legal entity and in good standing (or the comparable foreign jurisdiction concept) under the laws of their respective jurisdictions of incorporation or formation.

(b) None of the Offer Documents and no other report, filing, document, release or communication published by or on behalf of the Company in connection with the Offer will, as of its date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Any document incorporated by reference in the Offer Documents, when filed with the Commission, conformed or will conform in all material respects with the requirements of the Exchange Act.

(c) Since the respective dates as of which information is given in the Offer Documents, there has not been any material adverse change in the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole. The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules, incorporated by reference in the Offer Documents, present fairly the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods and such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.

(d) The Company has all necessary power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder and to make and consummate the Offer in accordance with its terms.

(e) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Solicitation Agent and Dealer Manager, this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditor’s rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) concepts of good faith and fair dealing, and (iv) with respect to any indemnification or contribution provisions hereof, public policy.

(f) Each of the Company and the Guarantors has all necessary power and authority to execute and deliver a supplemental indenture to supplement the Indenture (the “Supplemental Indenture”) to effect the Proposed Amendments and to perform all of its obligations thereunder; the Supplemental Indenture may be entered into by the Company and the Guarantors upon the consent of holders of at least a majority of the principal amount of the Notes then outstanding (excluding for such purposes any Notes owned at the time by the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company) pursuant to the provisions of the Indenture; the Supplemental Indenture will be duly executed and delivered by the Company and the Guarantors, and, when so executed and delivered and assuming consummation of the Solicitation and assuming due authorization, execution and delivery thereof by the Trustee, the Supplemental Indenture and the Indenture (as amended by the Supplemental Indenture) will be the valid and legally binding obligations of the Company and each Guarantor, enforceable against the Company and the Guarantors in accordance with their respective terms, except that such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditor’s rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding; in equity or at law, and (iii) concepts of good faith and fair dealing. On the earlier to occur of the Initial Settlement Date (as such term is defined in the Offer Documents), if any, and the Final Settlement Date, the Indenture, as supplemented by the Supplemental Indenture, will be duly qualified under the TIA.

(g) The execution, delivery and performance by the Company or any Guarantor of this Agreement, the Supplemental Indenture and the making or consummation of the Offer and the transactions contemplated hereby and thereby (collectively, the “Transactions”), as applicable, do not and will not conflict with, or result (or with the passage of time would result) in a breach or violation of, or constitute a default under, (i) the articles of incorporation or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any note, indenture (including the Indenture), loan agreement, mortgage or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries, or any of their respective properties is bound, or (iii) any law, rule or regulation, or any order, judgment or decree of any court or of any other governmental or regulatory agency, authority or instrumentality having jurisdiction over the Company or any of its subsidiaries or any or their respective properties or assets.

(h) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or governmental or regulatory authority, agency or instrumentality is or will be required by the Company or any Guarantor in connection with the execution, delivery, performance, making or consummation, as the case may be, of the Transactions, except (i) appropriate filings on Form 8-K and (ii) such as have been obtained or made by the Company or such Guarantor and are in full force and effect under the Securities Act, the Exchange Act or the TIA.

(i) Neither the Company nor any Guarantor is not now, nor, after the Offer, will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(j) The Offer and the Offer Documents comply, and will continue to comply, in all material respects with the Securities Act, the Exchange Act and the TIA.

(k) There are no actions, lawsuits, claims or governmental, regulatory or administrative proceedings pending (including any stop order, restraining order or denial of an application for approval), or to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would, if adversely determined, materially affect or impair the execution, delivery, performance, making or consummation, as the case may be, of the Transactions.

(l) Assuming satisfaction of the Financing Condition (as such term is defined in the Offer Documents), the Company has, or has arranged for the borrowing of, sufficient funds (and authority to use such funds under applicable law), which will enable the Company to pay, and the Company hereby agrees that it will pay promptly, in accordance with the terms and subject to the conditions of the Offer as set forth in the Offer Documents and this Agreement, (i) the full purchase price (and related costs) of the Notes pursuant to the Tender Offer, (ii) the consent fee relating to the Solicitation and (iii) all related fees and expenses, including, but not limited to, fees and expenses payable hereunder.

(m) Grant Thornton LLP, who certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Offer Documents, are independent public accountants with respect to the Company and its subsidiaries and are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

Section 5. Conditions and Obligations. The obligation of the Solicitation Agent and Dealer Manager to act as solicitation agent and/or dealer manager hereunder shall at all times be subject, in its discretion, to the following conditions:

(a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during the Offer shall be true and correct. The Company acknowledges that Wells Fargo’s agreement to act, or to continue to act, as Solicitation Agent and Dealer Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

(b) The Company shall have performed, at all times during the Offer, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

(c) The Company will furnish to the Solicitation Agent and Dealer Manager on the date hereof and on the Initial Settlement Date, (i) an opinion of McAfee & Taft, P.C., counsel to the Company, addressed to the Solicitation Agent and Dealer Manager, in the form attached hereto as Annex B-1, and (ii) an opinion of the General Counsel of the Company, addressed to the Solicitation Agent and Dealer Manager, in the form attached hereto as Annex B-2

(d) On the Initial Settlement Date, there shall have been delivered to the Solicitation Agent and Dealer Manager, on behalf of the Company, a certificate of the Chief Executive Officer or any Vice President and the Chief Financial Officer or Vice President and Treasurer of the Company, dated as of such date, and stating that the representations and warranties set forth in Section 4 hereof are true and accurate as if made on such date.

(e) No stop order, restraining order or injunction has been issued by the Commission, any other governmental or regulatory authority or any court, and no litigation shall have been commenced or, to the Company’s knowledge, threatened before the Commission, any other governmental or regulatory authority, agency or any court, with respect to the Transactions which the Solicitation Agent and Dealer Manager or its legal counsel in good faith believe makes it inadvisable for the Solicitation Agent and Dealer Manager to continue to render services pursuant hereto, and it shall not have otherwise become unlawful under any law or regulation, federal, state, local or foreign, for the Solicitation Agent and Dealer Manager to so act, or continue so to so act, as the case may be.

(f) The Company shall have advised the Solicitation Agent and Dealer Manager promptly of (i) the occurrence of any event which could cause the Company to withdraw, rescind or terminate the Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any material change in the Offer Documents being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal by the Company or requirement to make, amend or supplement any Offer Documents (including the documents incorporated by reference therein) or any filing in connection with the Offer pursuant to the Exchange Act or any other applicable law, rule or regulation, (iv) its awareness of the issuance by any governmental or regulatory authority or agency of any comment or order or the taking of any other action concerning the Offer (and, if in writing, will have furnished the

Solicitation Agent and Dealer Manager with a copy thereof), (v) its awareness of any material developments in connection with the Offer, including, without limitation, the commencement of any lawsuit relating to the Offer, and (vi) any other information relating to the Offer, the Offer Documents or this Agreement which the Solicitation Agent and Dealer Manager may from time to time reasonably request.

Section 6. Indemnification. In consideration of the engagement hereunder, the Company shall indemnify and hold the Solicitation Agent and Dealer Manager harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof.

Section 7. Confidentiality. The Solicitation Agent and Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services that are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent the Solicitation Agent and Dealer Manager from disclosing any such information (a) pursuant to a requirement of law or regulation or the order or request of any court or administrative, regulatory or similar proceeding, (b) upon the request of any regulatory authority having jurisdiction over the Solicitation Agent and Dealer Manager or any of its affiliates, (c) to the extent that such information becomes publicly available other than by reason of disclosure by the Solicitation Agent and Dealer Manager in violation of this Section, and (d) to their employees, legal counsel, independent auditors and other experts or agents (their “Representatives”) who need to know such information in connection with the Transactions and are informed of the confidential nature of such information. The Solicitation Agent and Dealer Manager shall be responsible for compliance by its Representatives with this Section 7. With respect to clauses (a) or (b) above, prior to making any such disclosure, the Solicitation Agent and Dealer Manager shall promptly notify the Company of such order or request, except as prohibited by law, regulation or legal, governmental or regulatory process, and use commercially reasonable efforts to cooperate with the Company, at the Company’s expense, in seeking a protective order or taking such action as the Company may reasonably request consistent with applicable law, regulation or legal, governmental or regulatory process.

Section 8. Survival. The agreements contained in Sections 2, 3, 6 and 7 hereof and Annex A hereto shall survive any termination, expiration or cancellation of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of the Company, the Solicitation Agent and Dealer Manager, or any Indemnified Party and shall survive the termination of the Offer.

Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

Section 10. Consent to Jurisdiction; Forum Selection; Waiver of Jury Trial.

(a) The Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(b) Any action, lawsuit or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, in each case, located in the Borough of Manhattan, City of New York, State of New York. The Company waives any objection that it may have to the venue of such action, lawsuit or proceeding in any such court or that such action, lawsuit or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

(c) Any right to trial by jury with respect to any action, lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Wells Fargo hereunder is expressly and irrevocably waived.

Section 11. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and effective when received:

If to the Company:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Telephone No. (405) 478-8770

Telecopier No. (405) 478-2906

Attention: Robert W. Kelly II, Sr. Vice President & General Counsel

with a copy to:

McAfee & Taft, P.C.

Tenth Floor

Two Leadership Square

211 N. Robinson

Oklahoma City, OK 73102-7103

Telephone No.: (405) 552-2236

Telecopier No.: (405) 235-0439

Attention: David J. Ketelsleger, Esq.

If to Solicitation Agent and Dealer Manager:

Wells Fargo Securities, LLC

301 South College Street, 6th Floor

Charlotte, North Carolina 28202-6000

Telephone No. (866) 309-6316

Telecopier No. (704) 383-9165

Attn: Liability Management Group

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Telephone No. (212) 701-3036

Telecopier No. (212) 378-2543

Attention: Doug Horowitz, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph.

Section 12. Advertisements. The Company agrees that at any time after the consummation or other public announcement of the closing of the Offer, the Solicitation Agent and Dealer Manager may use the name and logo of the Company and a brief description of the Offer in a standard investment banking tombstone advertisement in publications and/or marketing materials prepared and distributed by the Solicitation Agent and Dealer Manager. The Solicitation Agent and Dealer Manager shall advise the Company prior to the first use of any such materials, but shall not require the prior consent of the Company to such use.

Section 13. Miscellaneous.

(a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

(b) This Agreement is solely for the benefit of the Company and the Solicitation Agent and Dealer Manager, and their respective successors, heirs and assigns and no other person (except for Indemnified Parties, to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this Agreement.

(c) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Solicitation Agent and Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(d) This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any such attempted assignment shall be void and of no effect.

(e) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Solicitation Agent and Dealer Manager the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

Very truly yours,

WELLS FARGO SECURITIES, LLC

By:	/s/ Brian Thomas
	Name	Brian Thomas
	Title:	Vice President

Accepted and agreed to
as of the date first written above:

CHAPARRAL ENERGY, INC.

By:	/s/ Mark A. Fischer
	Name:	Mark A. Fischer
	Title:	Chief Executive Officer and President

Annex A

Indemnification and Contribution

The Company shall indemnify and hold harmless the Solicitation Agent and Dealer Manager, its affiliates and their respective officers, directors, employees, agents and controlling persons (within the meaning of Section 20 of the Exchange Act) (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities and reasonable expenses whatsoever (collectively, “Losses”) to which any such Indemnified Party may become subject insofar as such Losses arise out of or are based upon:

(a) any breach by the Company of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement; or

(b) the transactions contemplated by the Agreement or the performance by the Solicitation Agent and Dealer Manager of its obligations thereunder or services contemplated thereby, or any pending or threatened action, claim, litigation, investigation (including, without limitation, any governmental or regulatory investigation) or proceedings relating to the foregoing (each and collectively, “Proceedings”), except, in the case of this clause (b), to the extent such Losses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from gross negligence or willful misconduct of such Indemnified Party, regardless of whether any such Indemnified Party is a party thereto, and to reimburse such Indemnified Party for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred by such Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom.

No Indemnified Party shall have any liability to the Company or any officer, director, counsel, agent, employee or affiliate thereof in connection with the services rendered pursuant to the Agreement except for any liability for Losses that are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s gross negligence or willful misconduct.

In case any Proceeding shall be brought or asserted against any Indemnified Party with respect to which indemnity may be sought from the Company hereunder, such Indemnified: Party shall promptly notify the Company in writing; provided that (a) the failure to give such notice shall not relieve the Company of its obligations pursuant to this Annex A unless and only to the extent such failure to give notice results in the loss or compromise of any substantial rights or defenses of the Company, and (b) such failure to notify the Company will not relieve the Company from any liability which it may have to such Indemnified Party otherwise than on account of this Annex A. Upon receiving such notice, the Company will be entitled to participate in any such Proceeding and to assume at its sole expense the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after written notice from the Company to such Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Company shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the Proceedings, (ii) the Company agrees in writing to pay such fees and expenses, (iii) the Company fails to assume such defense, or (iv) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Company or its affiliates and such Indemnified Party shall have reasonably concluded, based on advice of outside counsel, that there may be legal defenses available to it which are different from or additional to those available to the Company or its affiliates; it being understood, however, that the Company shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Parties, which firm shall be designated in writing by the Solicitation Agent and Dealer Manager.

The Company shall not, without the prior written consent of the Solicitation Agent and Dealer Manager, settle or compromise or consent to the entry of any judgment in any Proceeding in respect of which indemnification has been sought pursuant to this Annex A, unless such settlement, compromise or consent includes an unconditional release from the party bringing such Proceeding of each Indemnified Party from all liability arising out of such Proceeding and does not include a statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party. The Company shall not be liable for any settlement of any Proceeding effected by an Indemnified Party without the Company’s written consent but if settled with such consent, the Company agrees, subject to the provisions of this Annex A, to indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement.

If for any reason the foregoing indemnification is held unenforceable or otherwise unavailable to any Indemnified Party or insufficient to hold it harmless (other than in accordance with the terms of this Annex A), then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect (a) the relative benefits received by the Company or any subsidiary or any parent thereof, on the one hand, and such Indemnified Party on the other hand, or (b) if (but only if) the allocation provided by clause (a) above is unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company or any subsidiary or parent thereof, on the one hand, and such Indemnified Party on the other hand, as well as any relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company or any subsidiary or any parent thereof (including their affiliates, officers, directors, employees, agents and controlling persons), on the one hand, and Solicitation Agent and Dealer Manager (including their affiliates, officers, directors, employees, agents and controlling persons), on the other hand, shall be deemed to be in the same proportion as (i) the aggregate principal amount of all the Notes purchased in the Offer bears to (ii) the fee actually paid to the Solicitation Agent and Dealer Manager pursuant to this Agreement. The relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, to the

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extent permitted by applicable law, in no event shall the Indemnified Parties be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by the Solicitation Agent and Dealer Manager under this Agreement.

The indemnity, reimbursement and contribution obligations of the Company under this Annex A shall be in addition to any liability which the Company may otherwise have to an Indemnified Party at common law or otherwise, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any such Indemnified Party. Except as set forth herein, no investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement.

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Annex B-1

McAfee & Taft, P.C., counsel to the Issuer and the Guarantors1

(a) The Company is a duly organized and validly existing corporation under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware.

(b) The Company has the corporate power and authority to take, and has taken, all necessary action to authorize (i) the Offer, (ii) the financing of the Offer, (iii) the purchase of Notes by the Company pursuant to the Tender Offer and the payment for consents by the Company pursuant to the Solicitation, and (iv) the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby; each of the Company and each Guarantor of the Notes has the corporate or limited liability company power and authority to take, and has taken, all necessary action to authorize the execution of the Supplemental Indenture and the performance of the Indenture as supplemented thereby.

(c) The Agreement has been duly authorized, executed and delivered by the Company and, assuming that the Agreement is a valid and legally binding obligation of the Solicitation Agent and Dealer Manager, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditor’s rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) concepts of good faith and fair dealing, and (iv) with respect to any indemnification or contribution provisions hereof, public policy.

(d) The Supplemental Indenture has been duly authorized by the Company and each Guarantor and, when duly executed and delivered in accordance with its terms and the terms of the Indenture by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditor’s rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) concepts of good faith and fair dealing; assuming that requisite consents of the Holders as described in the Offer Documents are obtained, the Supplemental Indenture, if and when executed, will comply with all of the requirements of, and be permitted by, the Indenture; and the form or Supplemental Indenture reviewed by counsel conforms in all material respects with the description thereof contained in the Offer Documents and the Indenture as supplemented by the Supplemental Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

[1]	Opinions with respect to the Supplemental Indenture shall be delivered on the Initial Settlement Date.

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(e) The Offer, the financing for the Offer, the purchase of Notes by the Company pursuant to the Tender Offer, the payment for consents pursuant to the Solicitation, the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Supplemental Indenture and the performance of the Indenture as supplemented thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, note, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of the Commission or any other agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

(f) No consent, approval, authorization, order, registration, qualification or other action of, or filing with or notice to, the Commission or any other federal, state or local governmental or regulatory agency, authority or instrumentality or court or arbitrator is required in connection with the execution, delivery and performance by the Company of the Agreement or by the Company or any Guarantor of the Supplemental Indenture, the making or consummation of the Offer or the consummation of the other transactions contemplated by the Agreement or the Offer Documents.

(g) To the knowledge of such counsel, no stop order, restraining order or denial of an application for approval has been issued and no proceedings, litigation or investigation have been initiated or, to the knowledge of such counsel, threatened before the Commission or any other federal, state or local governmental or regulatory agency, authority or instrumentality or court or arbitrator with respect to the making or consummation of the Offer (including the obtaining or use of funds to purchase Notes pursuant to the Tender Offer and pay for consents pursuant to the Solicitation) or the execution, delivery and performance of this Agreement or the execution and delivery of the Supplemental Indenture and the performance of the Indenture as supplemented thereby or the consummation of the other transactions contemplated by the Agreement or the Offer Documents or with respect to the ownership of Notes by the Company.

(h) The statements set forth in the Offer to Purchase in “Certain United States Federal Income Tax Considerations”, insofar as such statements purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

[Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Offer Documents and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Offer Documents, nothing has come to the attention of such counsel to cause such counsel to believe that the Offer Documents, on the date of such opinion of counsel, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).]2

[2]	To be included only on the Initial Settlement Date.

Annex B-3

Opinion of Robert W. Kelly II, General Counsel of the Company3

1. The Offer, the financing for the Offer, the purchase of Notes by the Company pursuant to the Tender Offer, the payment for consents pursuant to the Solicitation, the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Supplemental Indenture and the performance of the Indenture as supplemented thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, note, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of the Commission or any other agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect on the business, properties, consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

2. To the knowledge of such counsel, no stop order, restraining order or denial of an application for approval has been issued and no proceedings, litigation or investigation have been initiated or, to the knowledge of such counsel, threatened before the Commission or any other federal, state or local governmental or regulatory agency, authority or instrumentality or court or arbitrator with respect to the making or consummation of the Offer (including the obtaining or use of funds to purchase Notes pursuant to the Tender Offer and pay for consents pursuant to the Solicitation) or the execution, delivery and performance of this Agreement or the execution and delivery of the Supplemental Indenture and the performance of the Indenture as supplemented thereby or the consummation of the other transactions contemplated by the Agreement or the Offer Documents or with respect to the ownership of Notes by the Company.

[3]	Opinions with respect to the Supplemental Indenture shall be delivered on the Initial Settlement Date.

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